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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-111221, 333-74752, 333-81914, 333-100083, 333-62818,
333-101515, and 333-106020) pertaining to employee benefit plans of Sirius Satellite Radio Inc. and Subsidiary of our report dated June 6, 2004, with respect to the financial statements and schedules of the Sirius Satellite Radio 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.



                                          ERNST & YOUNG LLP


New York, New York
June 28, 2004